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                                                                    Exhibit 99.6


                                JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (the "Agreement") is made and entered into as of this 26 day of September, 1996, by and between FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust ("First Union"), and SOUTHWEST SHOPPING CENTERS CO. I, L.L.C., a Delaware limited liability company ("Southwest"), for the benefit of MARATHON U.S. REALTIES, INC., a Delaware corporation, and CENTRIXX REALTY HOLDINGS LIMITED, a Canadian corporation (collectively hereinafter referred to as "Seller").

                                    RECITALS

         A. Seller and First Union have entered into that certain Purchase and Sale Agreement dated as of June 12, 1996, as amended by that certain Amendment to Purchase and Sale Agreement dated as of August 12, 1996 (said Purchase and Sale Agreement, as amended, is hereinafter referred to as the "Purchase Agreement"). Capitalized terms not specifically defined herein shall have the same meanings as set forth in the Purchase Agreement.

         B. Pursuant to Section 6.5 of the Agreement, First Union may elect to have title to any one or more Properties conveyed to any one or more nominees, provided that any such nominee agrees in writing to be bound by the terms and conditions of the Purchase Agreement as they relate to the particular Property.

         C. First Union has elected to direct Seller to transfer title to Pecanland Mall to Southwest, and Southwest desires to join and be bound by, the rights, duties, obligations, covenants and liabilities of First Union under the terms and conditions of the Purchase Agreement with respect to Pecanland Mall.

         NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Agreement, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Southwest, for the benefit of Seller, hereby joins in and agrees to be bound by all of the rights, duties, obligations, covenants and liabilities of First Union under the terms and conditions of the Purchase Agreement as they relate to Pecanland Mall.

         2. First Union agrees for the benefit of Seller that nothing contained in this Agreement shall release First Union from any of its obligations or liabilities under the terms of the Purchase Agreement.
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         3. For purposes of any notices to be given to Southwest, the following address shall be used:

                   Southwest Shopping Centers Co. I, L.L.C.
                   c/o First Southwest I, Inc.
                   55 Public Square, Suite 1900
                   Cleveland, Ohio 44113
                   Attn:  Paul F. Levin

         4. This Agreement shall be binding upon and shall inure to the benefit of First Union, Southwest, and their respective legal representatives, successors and assigns. This Agreement shall also inure to the benefit of Seller and its legal representatives, successors and assigns.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

FIRST UNION REAL ESTATE EQUITY         SOUTHWEST SHOPPING CENTERS
AND MORTGAGE INVESTMENTS,              CO. I, L.L.C., a Delaware limited
an Ohio business trust                 liability company

                                       By:  FIRST UNION SOUTHWEST
                                            L.L.C., a Delaware limited liability
                                            company, its manager

By:/s/ James C. Mastandrea
   ------------------------------
   Name:
        -------------------------
   Title: Chairman, President,            By:  FIRST SOUTHWEST I,
          Chief Executive Officer                INC., a Delaware
          and Chief Financial                    corporation, its manager
          Officer
         ------------------------              By:/s/ James C. Mastandrea
                                                  -----------------------
                                                    James C. Mastandrea
                                                    President and Chief
                                                    Executive Officer


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